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                                                           EXHIBIT 99.3

                           RIVERSIDE NATIONAL BANK
                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD JANUARY    , 1997
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned shareholder(s) hereby nominate(s), constitute(s) and appoints James Robinson, William Hoey and Mike Shonborn, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Special Meeting of Shareholders (the "Meeting") of Riverside National Bank (the "Company") to be held at the Mission Inn, 3649 Mission Inn Avenue, Riverside, California on Friday, January 17, 1997 at 10:00 a.m. Pacific Standard Time, and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

                    PLEASE SIGN AND DATE ON REVERSE SIDE

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
                                                                                                         Please mark
                                                                                                        your votes as  /X/
                                                                                                        indicated in
                                                                                                        this example
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                      FOR    AGAINST  ABSTAIN                                                             FOR    AGAINST   ABSTAIN
1.  APPROVAL OF THE    / /     / /      / /         2.  OTHER BUSINESS. In their discretion, the proxies  / /     / /       / /
    AGREEMENT AND PLAN OF MERGER. To approve the        are authorized to vote upon such other business as may properly come before
    Agreement and Plan of Merger dated as of            the Meeting and at any and all adjournments thereof. The Board of Directors
    October 15, 1996 (the "Agreement"), by and          at present knows of no other business to be presented by or on behalf of
    among City National Corporation ("CNC"), City       the Company or the Board of Directors at the Meeting.
    National Bank ("City National"), on the one                                                                   YES       NO
    hand, and the Company, on the other hand, as                                            I PLAN TO ATTEND THE  / /       / /
    described in the Proxy Statement/Prospectus                                                SPECIAL MEETING:
    accompanying this proxy card, including,            PLEASE SIGN AND DATE BELOW
    without limitation, the merger of the Company
    with and into City National, whereby, subject          The undersigned hereby ratifies and confirms all that said attorneys,
    to certain allocation restrictions, each            agents and proxies, or any of them, or their substitutes, shall lawfully do
    outstanding share of the Company's common           or cause to be done by virtue hereof, and hereby revokes and all proxies
    stock would be converted into, at the option        heretofore given by the undersigned to vote at the Meeting. The undersigned
    of the holder thereof, the right to receive cash,   acknowledges receipt of the notice of the Meeting and the Proxy Statement/
    common stock of CNC or a combination of the two.    Prospectus accompanying said notice.

                                                        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE
                                                        AGREEMENT AND PLAN OF MERGER. THIS PROXY WHEN PROPERLY EXECUTED WILL BE
                                                        VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF
                                                        NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO
                                                        APPROVE THE AGREEMENT AND PLAN OF MERGER.

                                                                                                    DATED:_________________ , 19__
                                                                                                    SIGNED:_______________________
                                                                                                    SIGNED:_______________________

                                                                                                    Please date this proxy signing
                                                                                                    above as your name(s) appear(s)
                                                                                                    on this card. Joint owners
                                                                                                    should each sign personally.
                                                                                                    Corporate proxies should be
                                                                                                    signed by an authorized officer.
                                                                                                    Executors, administrators,
                                                                                                    trustees, etc., should give
                                                                                                    their full titles.
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